UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 26, 2007
Skilled Healthcare Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33459 (Commission File Number)	20-3934755 (IRS Employer Identification Number)

27442 Portola Parkway, Suite 200 Foothill Ranch, CA (Address of Principal Executive Offices)		92610 (Zip Code)
(949) 282-5800
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 26, 2007, the Compensation Committee of the Board of Directors (the “Board”) of Skilled Healthcare Group, Inc., a Delaware corporation (the “Company”), adjusted the compensation of the independent members serving on the Board. The annual supplemental retainers for the Chairs of each committee of the Board were increased to the following amounts: (i) $15,000 for the Audit Committee Chair, (ii) $15,000 for the Compensation Committee Chair and (iii) $7,500 for the Nominating and Corporate Governance Committee Chair. In addition, the fees for Board meeting attendance were increased to (i) $1,500 for each meeting attended in person and (ii) $500 for each meeting attended by teleconference (or $1,500 if the meeting lasts more than two hours). The Compensation Committee also granted to each independent director, effective on the second trading day following the Company’s public announcement of its financial operating results for the second quarter of 2007, a number of restricted shares having a value of approximately $80,000.
On July 26, 2007, the Board also elected Michael D. Stephens, age 65, to the Board as a Class II director and as Chair of the Company’s Nominating and Corporate Governance Committee. Mr. Stephens will hold office until the 2009 annual meeting of stockholders (and until his successor is duly elected and qualified). From September 1975 to his retirement in February 2006, Mr. Stephens served as President and Chief Executive Officer of Hoag Memorial Hospital Presbyterian in Newport Beach, California. Mr. Stephens will receive the independent director compensation outlined above, including the annual supplemental retainer as Chair of the Nominating and Corporate Governance Committee and the grant of shares of restricted stock.
There is currently no arrangement or understanding between Mr. Stephens and any other persons pursuant to which he was selected as a director of the Company and Mr. Stephens is not a party to any transaction that would be required to be disclosed by the Company pursuant to Item 404(a) of Regulation S-K.
On August 1, 2007, the Company issued a press release announcing the election of Mr. Stephens to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Document
99.1	Press Release, dated August 1, 2007, regarding the election of Michael D. Stephens to the Board of Directors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SKILLED HEALTHCARE GROUP, INC.
Registrant
Date: August 1, 2007	/s/ ROLAND RAPP
Roland Rapp
General Counsel, Secretary and Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Document
99.1	Press Release, dated August 1, 2007, regarding the election of Michael D. Stephens to the Board of Directors.